Filed pursuant to Rule 424(b)(3)

File No. 333-278477

APOLLO DEBT SOLUTIONS BDC

SUPPLEMENT NO. 2 DATED JUNE 10, 2025

TO THE PROSPECTUS DATED APRIL 16, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Apollo Debt Solutions BDC (the “Company”), dated April 16, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are:

•	to disclose that the Company closed a collateralized loan obligation transaction;

•	to disclose that the Company amended the Barn Owl Funding Credit Agreement (as defined below); and

•	to update the Prospectus.

2025 Debt Securitization

On May 28, 2025 (the “Closing Date”), the Company completed a $496,000,000 term debt securitization (the “2025 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirements.

On the Closing Date and in connection with the 2025 Debt Securitization, ADL CLO 1 LLC (the “CLO Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company, entered into a Purchase and Placement Agreement (the “CLO Purchase and Placement Agreement”) with BNP Paribas Securities Corp., as the initial purchaser (the “Initial Purchaser”) and Apollo Global Securities, LLC, as co-placement agent, pursuant to which the CLO Issuer agreed to sell certain of the notes to the Initial Purchaser issued as part of the 2025 Debt Securitization pursuant to an indenture by and between the CLO Issuer and U.S. Bank Trust Company, National Association, as collateral trustee (the “CLO Indenture”).

The notes issued as part of the 2025 Debt Securitization consist of $126,000,000 of AAA(sf)/AAA(sf) Class A-1a Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month secured overnight financing rate published by the Federal Reserve Bank of New York (“SOFR”) plus 1.67% (the “Class A-1a Notes”); $10,000,000 of AAA(sf)/AAA(sf) Class A-1b Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 1.90% (the “Class A-1b Notes”); $30,000,000 of AA(sf) Class A-2 Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 2.10% (the “Class A-2 Notes”); $40,000,000 of A(sf) Class B Senior Secured Deferrable Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 3.15% (the “Class B Notes”); $30,000,000 of BBB-(sf) Class C Senior Secured Deferrable Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 4.50% (the “Class C Notes” and together with the Class A-1a Notes, the Class A-1b Notes, the Class A-2 Notes and the Class B Notes, the “Secured Notes”). Additionally, on the Closing Date, the CLO Issuer will issue $86,000,000 of Subordinated Notes due 2037 (the “Subordinated Notes”), which do not bear interest. The Secured Notes together with the Subordinated Notes are collectively referred to herein as the “Notes”.

Additionally, the CLO Issuer incurred certain loans as part of the 2025 Debt Securitization, consisting of $114,000,000 of AAA(sf)/AAA(sf) Class A-1a-L1 Loans due 2037, which bear interest at the three-month SOFR plus 1.67% (the “Class A-1a-L1 Loans”); $50,000,000 of AAA(sf)/AAA(sf) Class A-1a-L2 Loans due 2037, which bear interest at the three-month SOFR plus 1.67% (the “Class A-1a-L2 Loans”); and $10,000,000 of AA(sf) Class A-1b Loans due 2037, which bear interest at the three-month SOFR plus 1.90% (the “Class A-1b Loans” and together with the Class A-1a-L1 Loans and the Class A-1a-L2 Loans, the “Loans” and the Loans together with the Secured Notes, the “Secured Debt” and Secured Debt together with the Subordinated Notes, the “Debt”) incurred by the CLO Issuer on the Closing Date. The (i) Class A-1a-L1 Loans were incurred pursuant to a Class A-1a-L1 Credit Agreement among the CLO Issuer, as borrower, U.S. Bank Trust Company, National Association, as loan agent and collateral trustee and the lenders party thereto (the “Class A-1a-L1 Credit Agreement”), (ii) Class A-1a-L2 Loans were incurred pursuant to a Class A-1a-L2 Credit Agreement among the CLO Issuer, as borrower, U.S. Bank Trust Company, National Association, as loan agent and collateral trustee and the lenders party thereto (the “Class A-1a-L2 Credit Agreement”), and (iii) Class A-1b Loans were incurred pursuant to a Class A-1b Credit Agreement among the CLO Issuer, as borrower, U.S. Bank Trust Company, National Association, as loan agent and collateral trustee and the lenders party thereto (the “Class A-1b Credit Agreement” and together with the Class A-1a-L1 Credit Agreement and the Class A-1a-L2 Credit Agreement, the “CLO Credit Agreements”).

The 2025 Debt Securitization is backed by a diversified portfolio consisting primarily of first-lien commercial loans. The Secured Debt is scheduled to mature on July 15, 2037 and the Subordinated Notes are scheduled to mature on July 15, 2125; however, the Debt may be redeemed by the CLO Issuer, at the direction of ADL CLO 1 Depositor LLC (the “CLO Retention Provider”), a wholly-owned, consolidated subsidiary of the Company, as owner of a majority of the Subordinated Notes, on any business day on or after May 28, 2027. The CLO Retention Provider acts as retention holder in connection with the 2025 Debt Securitization for the purposes of satisfying certain U.S. regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Subordinated Notes. The Company, through the CLO Retention Provider, has retained 100% of the Class B Notes, the Class C Notes and the Subordinated Notes issued in the 2025 Debt Securitization.

The CLO Issuer intends to use the proceeds from the 2025 Debt Securitization to, among other things, purchase certain loans (“Collateral Obligations”) from time to time on and after the Closing Date from the Company pursuant to a master loan sale agreement entered into on the Closing Date (the “Loan Sale Agreement”) among the Company, the CLO Retention Provider and the CLO Issuer. Under the terms of the Loan Sale Agreement that provide for the sale of Collateral Obligations to the CLO Issuer, the Company will transfer to the CLO Retention Provider, and the CLO Retention Provider will transfer to the CLO Issuer, a portion of its ownership interest in the Collateral Obligations securing the 2025 Debt Securitization for the purchase price and other consideration set forth in the Loan Sale Agreement from time to time on and after the Closing Date. Following these transfers, the CLO Issuer, and not the CLO Retention Provider or the Company, will hold all of the ownership interest in such loans and participations. The Company made customary representations, warranties and covenants in the Loan Sale Agreement.

The Secured Debt is the secured obligation of the CLO Issuer, the Subordinated Notes are the unsecured obligations of the CLO Issuer, and the CLO Indenture and the CLO Credit Agreements governing the Debt include customary covenants and events of default. The Debt has not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

2

The Company serves as collateral manager to the CLO Issuer under a collateral management agreement entered into on the Closing Date (the “Collateral Management Agreement”). Pursuant to the Collateral Management Agreement, so long as the Company is the collateral manager, the collateral management fee will equal 0.0% per annum of the fee basis amount.

The above description of the documentation related to the 2025 Debt Securitization and other arrangements entered into on the Closing Date do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, including the CLO Purchase and Placement Agreement, the CLO Indenture, the Collateral Management Agreement and the Loan Sale Agreement, which are attached as exhibits to the registration statement of which this Prospectus is a part.

Barn Owl Funding Credit Agreement Amendment

On March 25, 2025 (the “Closing Date”), Barn Owl Funding LLC (“Barn Owl Funding”), a Delaware limited liability company and newly formed wholly-owned subsidiary of the Company, entered into a credit agreement (the “Barn Owl Funding Credit Agreement”), with Barn Owl Funding, as borrower, the Company, in its capacities as collateral manager and subordinated investor, and Bank of America, N.A., as lender (the “Lender”). From time to time Barn Owl Funding expects to use amounts borrowed under the Barn Owl Funding Credit Agreement to acquire eligible assets from the Company and/or the secondary market, composed primarily of first priority corporate loans, to ramp-up a portfolio of assets to be pledged as collateral for a future collateralized loan obligation transaction (the “Barn Owl Funding Debt Securitization”), which is expected to be arranged by an affiliate of the Lender. The Company retains a residual interest in assets acquired by Barn Owl Funding through its ownership of subordinated notes issued by Barn Owl Funding.

On June 2, 2025, Barn Owl Funding, as borrower, the Company, in its capacities as subordinated investor and collateral manager, and the Lender entered into an amendment to the Barn Owl Funding Credit Agreement (the “Second Amendment to Barn Owl Funding Credit Agreement”). Pursuant to the Second Amendment to Barn Owl Funding Credit Agreement, the maximum principal amount which can be drawn upon by Barn Owl Funding (x) prior to the pricing date of the Barn Owl Funding Debt Securitization, was increased from $320,000,000 to $400,000,000 and (y) at any time on and after the pricing date of the Barn Owl Funding Debt Securitization, was increased from $360,000,000 to $450,000,000, in each case subject to certain conditions in the Barn Owl Funding Credit Agreement.

Updates to Prospectus

The following replaces the paragraph under “New Mexico” in the “Suitability Standards” section of the Prospectus:

New Mexico—In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor more than ten percent (10%) of that investor’s liquid net worth in Common Shares of us, our affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

3

The following replaces the paragraph under “Oregon” in the “Suitability Standards” section of the Prospectus:

Oregon—In addition to general suitability standards, non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

The following replaces “Appendix A: Form of Subscription Agreement”:

4

APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(1) YOUR INVESTMENT

A. Investment Information

Investment Amount $ ________ ($2,500 minimum initial investment)

B. Investment Method

☐ By mail: Please make checks payable to SS&C GIDS AS AGENT FOR APOLLO DEBT SOLUTIONS BDC and attach to this agreement.*

☐ By wire: Please wire funds according to the instructions below.

Name: SS&C GIDS AS AGENT FOR APOLLO DEBT SOLUTIONS BDC
Bank Name: UMB Bank, N.A.
ABA: 1010-0069-5
DDA: 9872584627

☐ Broker-Dealer/Registered Investment Advisor will make payment on your behalf

**Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler's checks are not accepted.*

C. Share Class Selection (Minimum Initial Investment is $2,500)

☐ Share Class S ☐ Share Class D ** ☐ Share Class I **

*** Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.*

(2) OWNERSHIP TYPE

(Select Only One)

Taxable Account Type

Brokerage Account Number ________

☐ Individual or Joint Tenant With Rights of Survivorship

☐ Transfer on Death *(Optional Designation. See Section 3.C)*

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift/Transfer to Minors

State of ________

☐ Trust *(Include Copy of Trust Agreement)*

☐ Corporation/Partnership/Other *(Corporate Resolution or Partnership Agreement Required)*

☐ Estate

Non-Taxable Account Type

Custodian Account Number ________

☐ IRA

☐ Roth IRA

☐ SEP IRA

☐ Simple IRA

☐ Pension/Profit Sharing Plan *(Include Certification of Investment Powers Form)*

☐ 401K

☐ Rollover IRA

☐ Inherited IRA

☐ Other ________

Custodian Information *(To Be Completed By Custodian)*

Custodian Name ________

Custodian Tax ID # ________

Custodian Phone # ________

Custodian Stamp Here

Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B

ENTITY NAME	TAX ID NUMBER	DATE OF TRUST	EXEMPTIONS *(See Form W-9 instructions at www.irs.gov)*

ENTITY ADDRESS *(Legal Address – **Required**)* ________

Entity Type *(Select one. Required)*

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other ________

Jurisdiction (if Non-U.S.) ________ *(Attach completed applicable Form W-8)*

Exempt payee code *(if any)* ________

Exemption from FATCA reporting code (if any) ________

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(3) INVESTOR INFORMATION

A. Investor Name (Investor/Trustee/Executor/Authorized Signatory Information)

Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.

FIRST NAME (MI) LAST NAME

SOCIAL SECURITY NUMBER/TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS CITY STATE ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship *(required)*:

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)*

Country of Citizenship

Please specify if you are an Apollo employee/officer/director/affiliate *(required)*: ☐ Apollo Employee

☐ Apollo Officer or Director ☐ Immediate Family Member of Apollo Officer or Director ☐ Apollo Affiliate ☐ Not Applicable

B. Co-Investor Name (Co-Investor/Co-Trustee/Co-Executor/Co-Authorized Signatory Information, if applicable.)

Residential street address MUST be provided.

FIRST NAME (MI) LAST NAME

SOCIAL SECURITY NUMBER/TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS CITY STATE ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship *(required)*:

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)*

Country of Citizenship

Please specify if you are an Apollo employee/officer/director/affiliate *(required)*: ☐ Apollo Employee

☐ Apollo Officer or Director ☐ Immediate Family Member of Apollo Officer or Director ☐ Apollo Affiliate ☐ Not Applicable

C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

FIRST NAME (MI) LAST NAME SSN DATE OF BIRTH (MM/DD/YYYY) ☐ PRIMARY ☐ SECONDARY ______%

FIRST NAME (MI) LAST NAME SSN DATE OF BIRTH (MM/DD/YYYY) ☐ PRIMARY ☐ SECONDARY ______%

FIRST NAME (MI) LAST NAME SSN DATE OF BIRTH (MM/DD/YYYY) ☐ PRIMARY ☐ SECONDARY ______%

FIRST NAME (MI) LAST NAME SSN DATE OF BIRTH (MM/DD/YYYY) ☐ PRIMARY ☐ SECONDARY ______%

Custodian/Guardian for a minor Beneficiary *(required, cannot be same as Investor or Co-Investor)*:

D. ERISA Plan Asset Regulations

All investors are required to complete Section 7.b. attached hereto.

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Subscription Agreement for Shares of Apollo Debt Solutions BDC (4) CONTACT MAILING STREET ADDRESS CITY STATE ZIP INFORMATION (If different than provided in Section 3A) (5) Select How You Want to Receive Your Distributions (Please Read Entire Section and Select, Only if Applicable, one payment method.) You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, DISTRIBUTION IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, METHOD OHIO, OKLAHOMA, OREGON, TEXAS, VERMONT OR WASHINGTON. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan; please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below. ONLY complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian. A. Check mailed to street address in 3A (only available for non-custodial investors). B. Check mailed to secondary address in 4 (only available for non-custodial investors). C. Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK D. Check mailed to Third-Party Financial Institution (complete section below) If you ARE a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Texas, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. I authorize Apollo Debt Solutions BDC or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Debt Solutions BDC in writing to cancel it. In the event that Apollo Debt Solutions BDC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. FINANCIAL INSTITUTION NAME MAILING ADDRESS CITY STATE ZIP YOUR BANK’S ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER (6) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from ELECTRONIC Apollo Debt Solutions BDC. If you would like to consent to electronic delivery, including pursuant to email, please check the box DELIVERY FORM below for this election. (Optional) We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law. Initial here to consent to electronic delivery EMAIL ADDRESS (If blank, the email provided in Section 3 will be used.)

APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES

Apollo Debt Solutions BDC is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Debt Solutions BDC may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Debt Solutions BDC to accept this subscription, I hereby represent and warrant to you as follows:

7.a. Please Note: All Items in this section 7.a. must be read and initialed as applicable	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS
(i) I have received the prospectus (as amended or supplemented) for Apollo Debt Solutions BDC at least five business days prior to the date hereof.	INITIALS	INITIALS
(ii) I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.	INITIALS	INITIALS
(iii) In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "SUITABILITY STANDARDS."	INITIALS	INITIALS
(iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.	INITIALS	INITIALS
(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.	INITIALS	INITIALS
(vi) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.	INITIALS	INITIALS
(vii) I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.	INITIALS	INITIALS
(viii) I acknowledge that Apollo Debt Solutions BDC may enter into transactions with Apollo affiliates that involve conflicts of interest as described in the prospectus.	INITIALS	INITIALS
(ix) I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share will generally be made available at www.apollo.com/ads-bdc as of the last day of each month within 20 business days of the last day of each month.	INITIALS	INITIALS
(x) I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Apollo Debt Solutions BDC's toll-free, automated telephone line, 1-888-926-2688.	INITIALS	INITIALS

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7)

SUBSCRIPTION SIGNATURES
(Continued)

7.b. Benefit Plan Investor - All purchasers please complete this section.

1. Are you a "benefit plan investor" within the meaning of the Plan Asset Regulations[1] or will you use the assets of a "benefit plan investor"[2] to invest in Apollo Debt Solutions BDC?

☐ Yes ☐ No

2. If Question (1) above is "yes" please indicate what percentage of the purchaser's assets invested in Apollo Debt Solutions BDC are considered to be the assets of "benefit plan investors" within the meaning of the Plan Asset Regulations:

______ %

3. If you are investing the assets of an insurance company general account please indicate what percentage of the insurance company general account's assets invested in Apollo Debt Solutions BDC are the assets of "benefit plan investors" within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

______ %

4. Please indicate if you are "Controlling Person" defined as: (i) a person (including an entity), other than a "benefit plan investor" who has discretionary authority or control with respect to the assets of Apollo Debt Solutions BDC, a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any "affiliate" of such a person. An "affiliate" of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, "control," with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes ☐ No

7.c. If you live in any of the following states: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Puerto Rico, Tennessee, and Vermont, please complete the following as applicable

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS
If I am an **Alabama** resident, in addition to the suitability standards set forth above, an investment in Apollo Debt Solutions BDC will only be sold to me if I have a liquid net worth of at least 10 times my investment in Apollo Debt Solutions BDC and its affiliates.	*INITIALS*	*INITIALS*
If I am a **California** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my net worth in Apollo Debt Solutions BDC.	*INITIALS*	*INITIALS*
If I am an **Idaho** resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.	*INITIALS*	*INITIALS*
If I am an **Iowa** resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).	*INITIALS*	*INITIALS*
If I am a **Kansas** resident, I understand that the Securities Commissioner of Kansas recommends that I limit my aggregate investment in Apollo Debt Solutions BDC's securities and other similar investments to not more than 10% of my liquid net worth.	*INITIALS*	*INITIALS*

1 **"Plan Asset Regulations"** means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

2 The term "benefit plan investor" includes, for e.g.: (i) an "employee benefit plan" as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) "plans" described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), that is subject to section 4975 of the Code (including, for e.g., an "individual retirement account", an "individual retirement annuity", a "Keogh" plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute.

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APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(7)

SUBSCRIPTION SIGNATURES
(Continued)

	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS
If I am a **Kentucky** resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC or its affiliates. "Liquid net worth" is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.	*INITIALS*	*INITIALS*
If I am a **Maine** resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.	*INITIALS*	*INITIALS*
If I am a **Massachusetts** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Apollo Debt Solutions BDC, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.	*INITIALS*	*INITIALS*
If I am a **Missouri** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC.	*INITIALS*	*INITIALS*
If I am a **Nebraska** resident, in addition to the suitability standards set forth above, I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor's net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.	*INITIALS*	*INITIALS*
If I am a **New Jersey** resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Apollo Debt Solutions BDC, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2) I acknowledge that although Apollo Credit Management, LLC (the "Adviser"), the investment adviser to Apollo Debt Solutions BDC, will advance all organization and offering expenses of Apollo Debt Solutions BDC, and may elect to pay certain of Apollo Debt Solutions BDC's expenses, Apollo Debt Solutions BDC is obligated to reimburse the Adviser, and this will reduce the returns available to investors.	*INITIALS*	*INITIALS*
If I am a **New Mexico** resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of Apollo Debt Solutions BDC, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.	*INITIALS*	*INITIALS*
If I am a **North Dakota** resident, I have a net worth of at least ten times my investment in Apollo Debt Solutions BDC.	*INITIALS*	*INITIALS*
If I am an **Ohio** resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.	*INITIALS*	*INITIALS*

PAGE 6 OF 11

(0525-21)

APOLLO

Subscription Agreement
for Shares of
Apollo Debt Solutions BDC

(7) SUBSCRIPTION SIGNATURES *(Continued)*

	PRIMARY INVESTOR INITIALS	CO-INVESTOR INITIALS
If I am an **Oklahoma** resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC.	INITIALS	INITIALS
If I am an **Oregon** resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC. Liquid net worth is defined as an investor's total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Investors who meet the definition of "accredited investor" as defined in Regulation D under the Securities Act are not subject to the foregoing investment concentration limit.	INITIALS	INITIALS
If I am a **Puerto Rico** resident, I may not invest more than 10% of my liquid net worth in Apollo Debt Solutions BDC, its affiliates and other non-traded real estate investment programs. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.	INITIALS	INITIALS
If I am a **Tennessee** resident, I must have a liquid net worth of at least ten times my investment in Apollo Debt Solutions BDC. Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing investment concentration limit.	INITIALS	INITIALS
If I am a **Vermont** resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am non-accredited Vermont investors, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings or automobiles) minus total liabilities.	INITIALS	INITIALS

In the case of sales to fiduciary accounts, the minimum standards in Section 7.b. shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker-dealer or other financial intermediary introducing you to Apollo Debt Solutions BDC, then AGS may be deemed to be acting as your broker-dealer of record in connection with any investment in Apollo Debt Solutions BDC. For important information in this respect, see Section 8 below. **I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Apollo Debt Solutions BDC. I acknowledge that the Broker-Dealer/Registered Investment Advisor (Broker-Dealer/Registered Investment Advisor of record) indicated in Section 8 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Registered Investment Advisor of record at any time by contacting Apollo Debt Solutions BDC Investor Relations at the number indicated below.**

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE OF INVESTOR	DATE	SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable)	DATE

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

PAGE 7 OF 11

(0525-21)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (8a) Please note that unless previously agreed to in writing by Apollo Debt Solutions BDC, all sales of securities must be made through a Broker-Dealer or an RIA. This Section 8a must be completed for shares being purchased directly through a Broker-Dealer. REGISTERED If the shares are being purchased through an RIA, please complete Section 8b of this Subscription Agreement instead. REPRESENTATIVE (Please complete The Registered Representative must sign below to complete the order. Registered Representative hereby warrants that he/she ONLY if you are is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence. a Registered BROKER DEALER REGISTERED REP Representative otherwise skip to 8b.) BROKER DEALER MAILING ADDRESS (Required Information for sales made directly through a CITY STATE ZIP broker dealer. If the shares are being purchased through an FIRM CRD NUMBER REP NUMBER TELEPHONE NUMBER RIA, please complete Section 8b instead.) E-MAIL ADDRESS FAX NUMBER OPERATIONS CONTACT NAME OPERATIONS CONTACT E-MAIL ADDRESS The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker-Dealer or Registered Representative listed in Section 8a further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. If you do not have another broker-dealer or other financial intermediary introducing you to Apollo Debt Solutions BDC, then Apollo Global Securities, LLC (“AGS”) may be deemed to act as your broker-dealer of record in connection with any investment in Apollo Debt Solutions BDC. AGS is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If AGS is your broker-dealer of record, then your shares will be held in your name on the books of Apollo Debt Solutions BDC. AGS will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary. REGISTERED REPRESENTATIVE DATE BRANCH MANAGER SIGNATURE DATE SIGNATURE (If required by Broker-Dealer) PAGE 8 OF 11 (0525-21)

APOLLO

Subscription Agreement for Shares of Apollo Debt Solutions BDC

(8b) INVESTMENT ADVISER REPRESENTATIVE/ RIA INFORMATION

(Required information for sales made through an RIA. If the shares are being purchased directly through a broker-dealer, please complete Section 8a instead.)

The Investment Advisor Representative ("Representative"), on behalf of the Representative and the Registered Investment Adviser firm ("RIA"), must sign below to complete the order. A principal or other authorized signatory of RIA must also sign if required by RIA. Representative hereby warrants that Representative is duly licensed and authorized to execute this Subscription Agreement on behalf of Representative and RIA, and may lawfully provide investment advice regarding the shares in the state designated as the investor's legal residence.

RIA FIRM | INVESTMENT ADVISOR REPRESENTATIVE NAME

MAILING ADDRESS

CITY | STATE | ZIP

IARD NUMBER (if known) | RIA NUMBER | TELEPHONE NUMBER

E-MAIL ADDRESS | FAX NUMBER

OPERATIONS CONTACT NAME | OPERATIONS CONTACT E-MAIL ADDRESS

The undersigned confirm by their signature, on behalf of the Representative and RIA, that Representative and RIA: (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have verified, if other than individual ownership, that the individual executing on behalf of the investor is properly authorized and identified; (iii) have discussed such investor's prospective purchase of shares with such investor; and (iv) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares.

The Representative and RIA are not authorized or permitted to give, and represents that they have not given to a prospective investor, any information or any representation concerning the shares except (i) as set forth in the prospectus, as amended and supplemented, and (ii) any sales literature which has been approved in advance in writing by Apollo Debt Solutions BDC ("ADS") (such information, the "Supplemental Information"). The Representative represents that Representative has not used or will not use any unapproved materials related to ADS. The Representative has delivered a copy of the prospectus, and all amendments and supplements thereto, to each investor to whom an offer is made prior to or simultaneously with the first solicitation and that investor received such documentation at least five (5) business days prior to investor's execution of this Subscription Agreement. The Representative and RIA represent that it has not shown or given to the investor any material marked "RIA only," "For Financial Advisor Use Only" or otherwise bearing a legend denoting that it is not to be shared with or given to investors.

The Representative and RIA hereby agree to, and shall, indemnify and hold harmless ADS, its respective affiliates, and any trustees, officers, partners, employees or agents of the foregoing (collectively, "Apollo Affiliates"), against any and all direct or third-party claims, losses, damages, or liabilities, joint or several, including but not limited to any claims, losses, damages, or liabilities relating to or regarding the suitability of the investment for the investor, whether or not the investment was in the best interest of the investor, and/or any claims relating to statements made by the RIA to the investor with respect to the purchase of shares or otherwise with respect to ADS (including any investigative, legal, and other costs and expenses reasonably incurred in connection with, and any amounts paid in settlement of any action, suit, proceeding, or legislative or regulatory inquiry) (collectively "Claims"), for which any of the Apollo Affiliates may become subject, to the extent that such Claims arise out of or are based upon: (i) the Representative or RIA's fraud, willful default, or negligence; or (ii) the Representative or RIA's (a) violation of applicable law or regulation, (b) misrepresentation to the investor(s), (c) breach of any warranty or representation of the Representative or RIA herein, or (d) failure to fulfill any covenant or agreement of the Representative or RIA contained herein.

The Representative and RIA shall not be liable under the indemnification provisions of this Subscription Agreement with respect to a party or other person entitled to indemnification hereunder (the "Indemnified Party") unless such Indemnified Party shall have notified the Representative and RIA in writing within a reasonable time after notice giving information of the nature of the claim shall have been received by such Indemnified Party, but failure to notify the Representative or RIA of any such claim shall not relieve the Representative or RIA from any liability that it may have to the Indemnified Party against whom such claim is made, except to the extent that the failure to notify results in the failure of actual notice to the Representative or RIA and such indemnifying party is materially damaged by being unable effectively to defend such claim solely as a result of failure to give or delay in giving such notice. In case an action is brought directly against the Indemnified Party, or the Indemnified Party becomes directly involved in the action, the Representative or RIA will be entitled to participate, at their own expense, in the defense thereof. The Representative and RIA also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party in its reasonable judgment. After notice from the Representative or RIA to the Indemnified Party of the Representative's or RIA's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Representative or RIA will not be liable to such party under this Subscription Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Representative or RIA and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the RIA and the Indemnified

PAGE 9 OF 11

(0525-21)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (8b) Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them. Neither the Representative nor the RIA shall be liable for any settlement of any proceeding effected without its written INVESTMENT consent but if settled with such consent, the Representative and RIA agree to indemnify the Indemnified Party from and against any loss ADVISER or liability by reason of such settlement. The RIA may settle any Claim covered by indemnification hereunder, provided such settlement REPRESENTATIVE/ involves solely the payment of money and a complete and total release from said Claim. A successor by law of the Indemnified Parties RIA INFORMATION shall be entitled to the benefits of the indemnification contained in this Subscription Agreement. (Required information for sales The RIA represents that it is properly licensed and presently registered as an investment adviser under the Investment Advisers Act of 1940, made through an as amended, and has complied with registration or notice filing requirements of the appropriate regulatory agency of each state in which RIA. If the shares the RIA has clients or is exempt from such registration requirements. The Representative and RIA represent that each is in compliance with are being purchased all the applicable requirements imposed upon it under (a) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, directly through as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) promulgated under both such acts, a broker-dealer, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state and federal laws and regulations please complete applicable to the activities of the Representative or RIA pursuant to this Subscription Agreement, including without limitation the privacy Section 8a instead.) standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money (Continued) laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC; and (d) this Subscription Agreement and the prospectus as amended and supplemented. The RIA agrees to comply with the record-keeping requirements imposed by federal and state laws, including those records related to suitability and to make the suitability records available to ADS upon request. The Representative and RIA represent that the investor meets the suitability and financial qualifications set forth in Section 7 of this Subscription Agreement and the prospectus, as amended and supplemented, and is a person who is eligible to purchase the applicable class of shares as described in the prospectus, as amended and supplemented. The Representative and RIA have reasonable grounds to believe that the purchase of shares by the investor is a suitable and appropriate investment for such investor. In making this determination, the RIA has reasonable grounds to believe that the investor: (a) can reasonably benefit from an investment in ADS based on the prospective investor’s overall investment objectives and portfolio structure; (b) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (c) has apparent understanding of (1) the fundamental risks of the investment, (2) the risk that the investor may lose the entire investment, (3) the lack of liquidity of the shares, (4) the restrictions on transferability of the shares, (5) the tax consequences of the investment, and (6) the background and qualifications of ADS’s external advisor. The Representative and RIA have made this determination on the basis of information it has obtained from the investor, including at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors. The Representative and RIA represent further that they have conducted, or have directed an agent or the account custodian to conduct on the RIA’s behalf, all necessary due diligence and “know your customer” checks on the investor in order to comply with any and all applicable laws, rules, and regulations including, but not limited to, the USA Patriot Act of 2001, the Bank Secrecy Act, regulations or orders issued by the Office of Foreign Asset Control at the Department of the Treasury, and any other applicable anti-money laundering laws, rules, or regulations. With respect to any use by the Representative and RIA of electronic delivery of the prospectus and Supplemental Information and electronic signature of the Subscription Agreement, the Representative and RIA represent and warrant that each will comply with (a) all applicable rules, regulations and guidelines issued by the SEC, the North American Securities Administrators Association, Inc. (NASAA) and individual state securities administrators and any other applicable laws or regulations and guidelines; and (b) the Electronic Signatures in the Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws. The undersigned represents that the shares will be purchased through the RIA listed above. RIA and ADS acknowledge that if RIA and ADS have executed an RIA Selling Agreement for the offering of shares of ADS, then such agreement shall supersede any conflicting representations contained herein in this Section 8b. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. INVESTMENT ADVISOR REPRESENTATIVE SIGNATURE DATE PRINCIPAL OR OTHER RIA AUTHORIZED SIGNATORY SIGNATURE (if required by RIA)

Subscription Agreement for Shares of Apollo Debt Solutions BDC (9) experience If investors participating a material adverse in the Distribution change in their Reinvestment financial condition Plan or making or can subsequent no longer make purchases the representations of shares of Apollo or warranties Debt Solutions set forth BDC in MISCELLANEOUS in Section writing. 7 The above, Broker-Dealer they are asked or RIA, to promptly as applicable, notify Apollo may notify Debt Apollo Solutions Debt BDC Solutions and the BDC investor’s if an investor Broker-Dealer participating or RIA, in the as Distribution applicable, rely Reinvestment on such notification Plan can no to longer terminate make such the investor’s representations participation or warranties in the Distribution set forth in Reinvestment Section 7 above, Plan. and Apollo Debt Solutions BDC may No request sale of must shares be made may be with completed a completed until and at least executed five business subscription days after agreement you receive in good the order final prospectus. and payment To of be the accepted, full purchase a subscription price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. read All items the prospectus on the Subscription in its entirety Agreement for a complete must be explanation completed in of order an investment for your subscription in the shares to be of Apollo processed. Debt Subscribers Solutions BDC. are encouraged to Return the completed Subscription Agreement to: Regular Mail: Overnight Mail: Email: Apollo Debt Solutions BDC Apollo Debt Solutions BDC apollo.ai@sscinc.com PO Box 219845 C/O SS&C GIDS, Inc. Kansas City, MO 64121-9845 801 Pennsylvania Ave, Suite 219845 Kansas City, MO 64105-1307 Apollo Debt Solutions BDC Investor Relations: 1-888-926-2688 PAGE 11 OF 11 (0525-21)

The following replaces the disclosure in the “Data Privacy Notice” section of the Prospectus in its entirety:

Apollo Global Management, Inc.

Privacy Policy

Dear Client or Investor:

Apollo Global Management, Inc. (“Apollo”) and its subsidiaries1 (together “us,” “we,” or “Apollo”) take precautions to maintain the privacy of personal information concerning Apollo’s current and prospective investors who are individuals/natural persons. These precautions include the adoption of certain procedures designed to maintain and secure such investors’ nonpublic personal information from inappropriate disclosure to third parties. U.S. federal regulations require Apollo to inform investors of its privacy policy regarding what kinds of information it collects and the circumstances in which that information may be disclosed to third parties. Please see the Appendix to this policy for additional information about our privacy practices regarding the European Union, United Kingdom, Cayman Islands, California, and other jurisdictions that may grant natural persons certain privacy rights.

We collect nonpublic personal information about investors from the following sources:

•

information Apollo receives from an investor in its subscription documentation, other forms or agreements, and correspondence (written, telephonic, or electronic), including identifiers, such as an investor’s name, address, social security number, and commercial information such as assets, income, and amounts or types of such investor’s investments;

•

commercial information about an investor’s transactions with Apollo, its affiliates, and nonaffiliated third parties, such as an investor’s capital account balance, other account data, and participation in other investments; and

•	commercial information Apollo may receive from a consumer reporting agency, such as an investor’s credit history.

We do not disclose any nonpublic personal information about prospective, current, or former investors to anyone, except as requested or authorized by an investor or to certain affiliates and service providers as permitted or as otherwise required by law or regulation. We do not sell your nonpublic personal information. We may use nonpublic personal information that you provide to market services to you in the future, including through our use of third-party website cookies and similar technologies.

Except as described below or as otherwise required by law or regulation, we do not disclose to affiliates or to nonaffiliates any nonpublic personal information about you. We do disclose information to affiliates and nonaffiliated third parties for our everyday business purposes, such as to process your transactions, to maintain your investments in funds managed by Apollo, and to respond to court orders and legal investigations, or as permitted by law. We also provide such information to our affiliates, attorneys, banks, auditors, securities brokers, and service providers as may be necessary to facilitate the acceptance and management of your investments in funds managed by Apollo and to enable them to perform services on our behalf. We may also provide your name, address, telephone number, social security number, or financial condition information to affiliates or nonaffiliated third parties, such as broker-dealers, engaged in marketing activities on our behalf, such as the solicitation of your investment in future funds managed by Apollo. We will require such third-party service providers and financial institutions to protect the confidentiality of the investors’ nonpublic personal information and to use the information only for purposes for which it is disclosed to them. We maintain physical, electronic, and procedural safeguards that comply with U.S. federal standards to safeguard investors’ nonpublic personal information.

We will adhere to the policies and practices described in this Privacy Policy regardless of whether the investor is a prospective, current or former investor.

If you have any questions concerning this Privacy Policy, please contact privacy@apollo.com.

[1]	Subsidiaries of Apollo also include entities that conduct their business under names that do not include the “Apollo” name.

Appendix: European Union, United Kingdom, Cayman Islands, California, and Other

Jurisdictional Privacy Notice

This notice, along with the Privacy Policy above, describes how Apollo,2 as a data controller, collects and processes Personal Information (as defined below) about natural persons residing in the European Union (“EU”), the United Kingdom (“UK”), and other jurisdictions that may grant natural persons certain privacy rights,3 as well as in relation to an Apollo entity that is established in the European Union or United Kingdom or an entity that is established in the Cayman Islands. This notice also provides such persons with information about the rights they may have in relation to Personal Information (as defined below). If you are a California Resident (as defined below), please review the below section Additional Information for California Residents for additional disclosures, our Notice at Collection, and a description of your rights under the California Consumer Privacy Act (with any implementing regulations, as amended by the California Privacy Rights Act (“CPRA”) and as may be amended from time to time, “CCPA”).

If we materially change our privacy practices regarding Personal Information (as defined below), we will notify relevant individuals. For purposes of this Appendix, “investors” includes directors, officers, employees, owners, limited partners, agents, consultants, representatives, and beneficiaries of investors that are not natural persons.

Collection of Information

Depending on how you interact with us, we may collect nonpublic personal information as described elsewhere in the Privacy Policy and other Personal Information about you. “Personal Information” for purposes of this notice means any information that can help us directly or indirectly identify you, and as otherwise defined under applicable law.

We may collect certain categories of Personal Information from investors, including:

•

identifiers and similar information such as name, address, date and place of birth, e-mail address, telephone number, social security number or other unique identifier number, tax identification number, driver’s license number, passport and other national identity details, internet protocol (“IP”) address, username, password, online identifiers or other similar identifiers;

•

financial information, including certain information protected under federal or state laws, like income, assets and investments, payments, creditworthiness, loans, bank account details, wire instructions or a signature, bank account, or other financial information;

•	personal details, including characteristics of protected classifications under certain federal or state laws, such as gender, national origin, or marital status;

•

commercial information, including records of products or services purchased, obtained, or considered, or other purchasing histories or tendencies, including funds invested, investments considered, or sources of funds or wealth;

[2]

As defined in the Apollo Privacy Policy, “Apollo” refers to Apollo Global Management, Inc. and its subsidiaries. Subsidiaries of Apollo also include entities that conduct their business under names that do not include the “Apollo” name.

[3]

Individuals in Andorra, Argentina, Australia, California, Canada, Faroe Islands, Guernsey, Hong Kong, Israel, Isle of Man, Japan, Jersey, Mexico, New Zealand, Singapore, South Korea, Switzerland, Uruguay, and certain other jurisdictions may have certain data subject rights. These rights vary, but they may include the right to (i) request access to and rectification or erasure of their personal information, (ii) restrict or object to the processing of their personal information, and (iii) obtain a copy of their personal information in a portable format. Individuals may also have the right to lodge a complaint about the processing of personal information with a data protection authority.

•

certain information that may qualify as “special category” data under applicable data protection laws, such as Personal Information revealing racial or ethnic origin, political opinions, religious or philosophical beliefs, trade union membership, data concerning health, or a natural person’s sex life or sexual orientation;

•	education information, including information that is not publicly available, personally identifiable information as defined in the Family Educational Rights and Privacy Act;

•	internet or other electronic network activity information, including interactions with our website or use of certain online tools;

•	audio (e.g., voicemail), electronic, visual or similar information;

•	professional or employment-related information, including occupation, compensation, salary, benefits, grants, insurance details, pension information, employer, and title;

•	inferences drawn from any of the information identified above to create a profile reflecting your preferences or similar information, including your potential interest in investing in new funds; and

•

certain information that may qualify as “sensitive personal information” under the CCPA, such as your social security number, passport number, driver’s license, or state identification card; your account log-in, financial account and debit or credit card number in combination with any required security credentials allowing access to such account; and your racial or ethnic origin.

How We Collect Information

Investors may provide us with Personal Information in connection with their investments in Apollo funds, which may include address, social security number, wire transfer instructions, and the amount of assets or income. This information is required before investors can be accepted into an Apollo fund, and not providing it may mean that we are not able to accept an investment. As described in the Privacy Policy, investors provide us with information directly and/or through intermediates in subscription documentation and may continue to provide information through ongoing communications or interactions with us on an applicable website or by mail, e-mail, or telephone.

We also collect Personal Information from different sources such as consultants, fund administrators, identity verification services, and credit reference agencies, sources designed to detect and prevent fraud, and those sources described in the Privacy Policy.

We may also collect Personal Information through publicly available sources such as public websites or other publicly accessible directories and sources, including bankruptcy registers, tax authorities, governmental agencies and departments, sanctions screening databases, and regulatory authorities.

Why We Collect Information

As permitted by applicable laws, we use Personal Information primarily to communicate with investors.

We may use Personal Information for the following business or commercial purposes, and the lawful bases for our processing include the following:

•	comply with our obligations to investors under contract or related pre-contractual steps;

•

support our business development and marketing initiatives. We do this to meet our business interests in expanding our business. We only send direct electronic marketing messages where recipients have agreed to this or as otherwise permitted by applicable law. Individuals can opt out of receiving such messages at any time by using the opt-out mechanisms that may be available in those messages or by contacting us via the channels provided below;

•

where it is necessary for our legitimate interests (or those of a third party) and your interests and fundamental rights do not override those interests. This processing benefits investors by supporting our provision of services;

•	protect our rights, establish, exercise or defend legal claims and in order to protect and enforce our (or another person’s) rights, property, or safety, or to assist others to do the same;

•

maintain security and prevent or detect crime and fraud. In many cases we are required to do this by applicable laws, but we will otherwise do so to meet our interests in maintaining security and preventing crime, which is also in the interest of our investors;

•	compliance with applicable laws and regulations, including to meet our legitimate interests or those of a third party;

•

detect security incidents and protecting against malicious, deceptive, fraudulent, or illegal activity, including preventing fraud and conducting “Know Your Client,” anti-money laundering, terrorist financing, and conflict checks;

•	internal operations, including troubleshooting, data analysis, testing, research, and statistical and survey purposes;

•

audit compliance with Apollo’s corporate policies and contractual obligations. This is necessary to meet our legal and regulatory obligations, for example to financial services regulators, and if not strictly necessary to meet these obligations, to allow us to meet our interests in running our business to our high corporate standards, which is beneficial to investors as these help protect investments and information; and

•	with your consent, as required under applicable law.

We may be legally obliged to process certain Personal Information in order to be able to perform services and business operations or to comply with contractual requirements. If you choose not to provide us with the necessary Personal Information or to restrict us from processing Personal Information, we may not be able to meet our obligations or deliver the products or services requested. This may lead to cancellation of contracts; if this is the case, we will endeavor to contact you to discuss this.

How We Disclose Information

We disclose information for the purposes described above in the Privacy Policy and on the grounds described above in this Appendix. We may also disclose Personal Information as required to pursue available remedies or limit damages we may sustain, to enforce our rights, protect our property or protect the rights, property or safety of others, to prevent fraud, unauthorized transactions or liability; or as needed to support external auditing, compliance and corporate governance functions.

We may also share information about you to the extent reasonably necessary to proceed with the consideration, negotiation, or completion of a merger, reorganization, or acquisition of our business, or a sale, liquidation, or transfer of some or all of our assets.

Security Measures

We maintain reasonable physical, electronic, and procedural safeguards appropriate to the nature of the information to store and secure Personal Information from unauthorized access, alteration, and destruction. Our control policies, for example, generally authorize access to investor information only by individuals who need such access to do their work. Given the nature of information security, there is no guarantee that such safeguards will always be successful.

Transfers of Information

Our activities and the jurisdictions in which we are established are such that it may be necessary for Personal Information that we collect to be transferred, as permitted by applicable laws, to the United States and other countries where we or our service providers have facilities. When we transfer Personal Information to a country that is not regarded as ensuring an adequate level of protection for Personal Information under European Union, United Kingdom, the Cayman Islands, or other applicable laws, we will seek to ensure a similar degree of protection is afforded to Personal Information by ensuring that, where possible, we put in place appropriate safeguards (such as standard contractual clauses approved by the European Commission or other relevant authority) or otherwise transfer Personal Information in accordance with applicable laws, such as where the transfer is necessary for the performance of a contract between you and us or between us and a third party in your interest, where the transfer is necessary to establish, exercise or defend legal claims, or where the transfer is made for important reasons of public interest. For more information on specific mechanisms we rely on for transferring Personal Information, please contact us at the details provided in the Contact section below.

How Long We Keep Information

We retain Personal Information for as long as we have a relationship with the individuals to whom the information relates and for a period after our relationship has ended. When deciding how long to keep Personal Information after our relationship has ended, we take into account how long we need to retain the information to fulfill the purposes described above and to comply with our legal regulatory obligations, including obligations of our regulators. We may also retain Personal Information to investigate or defend against potential legal claims in accordance with the limitation periods of countries where legal action may be brought.

Individual Rights and Choices

Subject to certain local laws, individuals may have certain additional rights regarding their Personal Information. In particular, individuals may have the right to object to our uses of their Personal Information. Individuals who would like to discuss or exercise such rights can contact us at the details provided in the Contact section below. These additional rights may include the rights to (i) access Personal Information; (ii) rectify the Personal Information we hold; (iii) erase Personal Information; (iv) restrict our use of Personal Information; (v) object to the processing of your Personal Information in certain circumstances, including where we process Personal Information for direct marketing purposes or where we have processed such data on the basis of our legitimate interests; (vi) withdraw your consent to the processing of your Personal Information (where applicable); (vii) receive Personal Information in a usable electronic format and transmit it to a third party (also known as the right of data portability); and (vi) lodge a complaint with a data protection authority in the United Kingdom or the European Economic Area (“EEA”) Member State in which you live, work or where the infringement occurred or in respect of an entity organized under the laws of the Cayman Islands, as overseen by the Ombudsman in the Cayman Islands. If you are a California Resident, please review Additional Information for California Residents below for a description of your California-specific rights regarding your Personal Information.

Additional Information for California Residents

The CCPA imposes certain obligations on us and grants certain rights to California residents (“California Resident,” “you,” or “your”) with regard to “personal information” (as defined under the CCPA). If you are a California Resident, please review the following information about your potential rights with regard to your Personal Information under the CCPA. The rights described herein are subject to exemptions and other limitations under applicable law, and the CCPA does not apply to certain information like Personal Information collected, processed, sold, or disclosed pursuant to the federal Gramm-Leach-Bliley Act and its implementing regulations (“GLBA”).

Terms used herein have the meaning ascribed to them in the CCPA. For purposes of the CCPA, we are a “business.”

Notice at Collection and Use of Personal Information

Information We Collect

Depending on how you interact with us, we may collect the categories of Personal Information listed above in Collection of Information.

How We Use Collected Information

We may use Personal Information from you for the purposes described above in the section Why We Collect Information.

Sale or Sharing of Personal Information

We do not “sell” your personal information under the CCPA, meaning we do not rent, release, disclose, transfer, make available, or otherwise communicate personal information to another business or third party for monetary or other valuable consideration. We also do not “share” your personal information, as defined under the CCPA to mean sharing, renting, releasing, disclosing, disseminating, making available, transferring, or otherwise communicating orally, in writing, or by electronic or other means, personal information to a third party for cross-context behavioral advertising, whether or not for monetary or other valuable consideration.

How Long We Keep Information

We retain your Personal Information as described above in the section How Long We Keep Information.

For more information about our privacy practices, please review our entire Privacy Policy and accompanying Appendix.

Our Collection, Use, and Disclosure of Personal Information and Sensitive Personal Information

What Information We Have Collected, the Sources from Which We Collected It, and Our Purpose for Collecting the Information

In the preceding 12 months, depending on how you interact with us, we may have collected the categories of Personal Information listed above in Collection of Information. We may collect Personal Information from all or some of the categories of sources listed in the section How We Collect Information. We may collect all or a few of these categories of Personal Information for the business or commercial purposes identified in the section Why We Collect Information.

Our Disclosure of Personal Information

We do not sell or share your Personal Information as defined under the CCPA. We do not knowingly sell or share the Personal Information of California Residents under 16 years old. In the preceding 12 months, we may have disclosed for a business purpose some of the categories of Personal Information to the categories of third parties, as describe in the below chart:

Category of Personal Information	Category of Third Party	Business or Commercial Purpose for Disclosure
Identifiers Additional information subject to Cal. Civ. Code § 1798.80(e)

•  Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.

•  Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, or custodians or lenders to or creditors of a fund.

•  Professional services organizations, such as auditors.

•  Affiliated entities.

•  Performing services.

•  Auditing related to consumer interactions and transactions.

•  Short-term, transient use.

•  Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity, and prosecuting those responsible for that activity.

•  Debugging and repainting errors impairing functionality (such as on our portals or website).

•  Internal research for technological development and demonstration.

•  Activities to verify, maintain, or improve the quality of our services.

•  Business development and marketing initiatives.

•  To comply with applicable laws and regulations.

Characteristics of protected classifications under certain federal or state laws

•  Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.

•  Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, or custodians or lenders to or creditors of a fund.

•  Professional services organizations, such as auditors.

•  Affiliated entities.

•  Performing services.

•  Auditing related to consumer interactions and transactions.

•  Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity, and prosecuting those responsible for that activity.

•  To comply with applicable laws and regulations.

Commercial information

•  Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.

•  Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, or custodians or lenders to or creditors of a fund.

•  Professional services organizations, such as auditors.

•  Affiliated entities.

•  Performing services.

•  Auditing related to consumer interactions and transactions.

•  Short-term, transient use.

•  Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity, and prosecuting those responsible for that activity.

•  Debugging and repainting errors impairing functionality (such as on our portals or website).

•  Internal research for technological development and demonstration.

•  Activities to verify, maintain, or improve the quality of our services.

•  Business development and marketing initiatives.

•  To comply with applicable laws and regulations.

Category of Personal Information	Category of Third Party	Business or Commercial Purpose for Disclosure
Education information, including information that is not publicly available, personally identifiable information as defined in the Family Educational Rights and Privacy Act

•  Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.

•  Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, or custodians or lenders to or creditors of a fund.

•  Professional services organizations, such as auditors.

•  Affiliated entities

•  Performing services

•  Auditing related to consumer interactions and transactions.

•  Short-term, transient use.

•  Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity, and prosecuting those responsible for that activity.

•  To comply with applicable laws and regulations.

Internet or electronic network activity information

•  Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.

•  Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, or custodians or lenders to or creditors of a fund.

•  Professional services organizations, such as auditors.

•  Affiliated entities.

•  Performing services.

•  Auditing related to consumer interactions and transactions.

•  Short-term, transient use.

•  Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity, and prosecuting those responsible for that activity.

•  Debugging and repainting errors impairing functionality (such as on our portals or website).

•  Internal research for technological development and demonstration.

•  Activities to verify, maintain, or improve the quality of our services.

•  Business development and marketing initiatives.

•  To comply with applicable laws and regulations.

Audio, electronic, visual, or similar information

•  Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.

•  Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, or custodians or lenders to or creditors of a fund.

•  Professional services organizations, such as auditors.

•  Affiliated entities.

•  Performing services.

•  Auditing related to consumer interactions and transactions.

•  Short-term, transient use.

•  Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity, and prosecuting those responsible for that activity.

•  Business development and marketing initiatives.

•  To comply with applicable laws and regulations.

Professional or employment- related Information	• Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.	• Performing services. • Auditing related to consumer interactions and transactions. • Short-term, transient use.

Category of Personal Information	Category of Third Party	Business or Commercial Purpose for Disclosure

•  Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, or custodians or lenders to or creditors of a fund.

•  Professional services organizations, such as auditors.

•  Affiliated entities.

•  Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity, and prosecuting those responsible for that activity.

•  Business development and marketing initiatives.

•  To comply with applicable laws and regulations.

Inferences drawn from any of the information identified above

•  Counterparties and intermediaries (e.g., broker-dealers) in connection with investments and transactions or for operational purposes.

•  Third parties as needed to complete a transaction, including financial institutions or advisors, entities that assist with fraud prevention, or custodians or lenders to or creditors of a fund.

•  Professional services organizations, such as auditors.

•  Affiliated entities.

•  Performing services.

•  Auditing related to consumer interactions and transactions.

•  Short-term, transient use.

•  Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity, and prosecuting those responsible for that activity.

•  Internal research for technological development and demonstration.

•  Business development and marketing initiatives.

•  To comply with applicable laws and regulations.

In addition, we may disclose, and in the preceding 12 months may have disclosed, all of the categories of Personal Information identified in Collection of Information above to the following categories of third parties: (i) judicial courts, regulators, or other government agents purporting to have jurisdiction over us, our subsidiaries or our affiliates, or opposing counsel and parties to litigation; and (ii) other third parties as may otherwise be permitted by law. We may disclose the categories of Personal Information identified in Collection of Information above for the business or commercial purposes identified above in Why We Collect Information. Additionally, we may disclose your Personal Information to third parties upon your request, at your direction, or with your consent.

We may also disclose or make available your Personal Information to our service providers such as our administrator, other entities that have agreed to limitations on the use of your Personal Information, or entities that fit within other exemptions or exceptions in, or as otherwise permitted by, the CCPA.

Use and Disclosure of Sensitive Personal Information

As noted in Collection of Information, under the CCPA, certain Personal Information we collect and process may be considered “sensitive personal information.” The CCPA requires that we provide you with a right to limit our use or disclosure of such sensitive personal information in certain circumstances. Currently, we are not using or disclosing your sensitive personal information for purposes that would require that we provide you with a right to limit.

California Residents’ Rights under the CCPA

If your Personal Information is subject to the CCPA, you may have certain rights concerning that information, subject to applicable exemptions and limitations, including the right to (i) be informed, at or before the point of collection, of the categories of Personal Information to be collected, and the purposes for which the categories of Personal Information shall be used; (ii) not be discriminated against because you exercise any of your rights under the CCPA; (iii) request that we delete any Personal Information about you that we collected or maintained, subject to certain exceptions (“Request to Delete”); (iv) opt-out of the “sale” (as that term is defined in the CCPA) of your Personal Information if a business sells your Personal Information (we do not); (v) opt-out of the “sharing” (as that term is defined in the CCPA) of your Personal Information if a business shares your Personal Information with third parties (we do not); (vi) limit the use and disclosure of sensitive personal information where required by the CCPA (“Right to Limit”) (please note that we are not using your sensitive personal information for purposes that would require that we provide you with a Right to Limit); (vii) correct inaccurate Personal Information (“Request to Correct”); and (viii) request that we disclose to you the Personal Information we have collected, used, and disclosed about you during the past 12 months (“Request to Know”).

The CCPA does not restrict our ability to do certain things like comply with other laws or comply with regulatory investigations. In addition, the CCPA does not apply to certain information like Personal Information collected, processed, sold or disclosed pursuant to the GLBA. We also reserve the right to retain, and not to delete, certain Personal Information after receipt of a Request to Delete from you where permitted by the CCPA or another law or regulation.

How to Submit a Request under the CCPA

You may submit a Request to Know, Request to Correct, or Request to Delete (“Consumer Rights Request”), as described above, through the following toll-free telephone number: 833-271-8296, or e-mail us at privacy@apollo.com.

We are only required to respond to verifiable Consumer Rights Requests made by you or your legally authorized agent. When you submit a Consumer Rights Request, we may ask that you provide clarifying or identifying information to verify your request. Such information may include, at a minimum, depending on the sensitivity of the information you are requesting and the type of request you are making, your name and email address. Any information gathered as part of the verification process will be used for verification purposes only.

You are permitted to designate an authorized agent to submit a Consumer Rights Request on your behalf and have that authorized agent submit the request through the aforementioned methods. In order to be able to act, authorized agents have to submit proof that they are authorized to act on your behalf or have a power of attorney. We may also require that you directly verify your own identity with us and directly confirm with us that you provided the authorized agent permission to submit the request.

Contact

This Privacy Policy and Appendix are available in alternative formats upon request. Please contact privacy@apollo.com with any questions about this notice or our data privacy and data protection practices or to request this Privacy Policy in an alternative format. The Apollo point of contact for Apollo entities established outside the European Union and United Kingdom is: Apollo Management International LLP, 25 St. George Street, London W1S 1FS, United Kingdom.

This Privacy Policy was last updated on February 7, 2025.